AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2007

                                                     Registration No. 333-128457
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                      WILLIAMS SCOTSMAN INTERNATIONAL, INC.
                         (f/k/a Scotsman Holdings, Inc.)
             (Exact name of Registrant as specified in its charter)

              Delaware                                     52-1862719
  (State or other jurisdiction of                        (IRS Employer
   incorporation or organization)                      Identification No.)

                             8211 Town Center Drive
                            Baltimore, Maryland 21236
   (Address, including zip code, of Registrant's principal executive offices)
                              --------------------

             Scotsman Holdings, Inc. 1994 Employee Stock Option Plan
  Scotsman Holdings, Inc. 1997 Amended and Restated Employee Stock Option Plan
             Scotsman Holdings, Inc. 2003 Employee Stock Option Plan
                            (Full title of the plan)
                              --------------------

                               John B. Ross, Esq.
                       Vice President and General Counsel
                      Williams Scotsman International, Inc.
                             8211 Town Center Drive
                           Baltimore, Maryland, 21236
                                 (410) 931-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------

                                    Copy to:

                           William F. Schwitter, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street
                               New York, NY 10022
                                 (212) 318-6400

This Post-Effective Amendment to Registration Statement on Fom S-8 (File No. 333-128457) shall become effective automatically upon the date of filing in accordance with Rules 456 and 464 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

================================================================================

                         RECENT EVENTS - DEREGISTRATION

         This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-128457) filed by Williams Scotsman International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange
Commission  on  September  21,  2005  (the  "Registration  Statement"),   which
registered an aggregate amount of 4,347,690 shares of common stock of the Company, par value $0.01 per share ("Common Stock"), relating to the Company's Scotsman Holdings, Inc. 1994 Employee Stock Option Plan, Scotsman Holdings, Inc. 1997 Amended and Restated Employee Stock Option Plan and Scotsman Holdings, Inc. 2003 Employee Stock Option Plan (collectively, the "Plans").

         On July 18, 2007, the Company entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Ristretto Group S.a.r.l., a Luxembourg Company ("Ristretto"), Ristretto Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Ristretto ("Merger Sub"), and Ristretto Holdings SCA, a Luxembourg company, as guarantor. On October 31, 2007, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company remaining as the surviving corporation of the merger (the "Merger"). As a result of the Merger, the Company became a wholly-owned indirect subsidiary of Ristretto and all shares of Common Stock that were issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock held by the Company as treasury stock, or those that were owned, directly or indirectly, by Ristretto, Merger Sub, or any subsidiary of the Company, and dissenting shares) were converted into the right to receive an amount in cash equal to $28.25 per share of Common Stock, without interest.

         As a result of the Merger, the Company has terminated all offerings of its Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with the foregoing, the Company hereby removes from registration all the shares of Common Stock under the Registration Statement which remain unissued and unsold as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on October 31, 2007.

                                   WILLIAMS SCOTSMAN INTERNATIONAL, INC.


                                    By:  /s/ Gerard E. Holthaus
                                         --------------------------------------
                                         Name:   Gerard E. Holthaus
                                         Title:  President and Chief Executive
                                                 Officer


         Pursuant   to  the   requirements   of  the   Securities   Act,   this
Post-Effective Amendment has been signed below on October 31, 2007 by the following persons in the capacities indicated.

          SIGNATURE                                    TITLES


/s/ Gerard E. Holthaus               President and Chief Executive Officer,
---------------------------------    Director and Chairman of the Board
       Gerard E. Holthaus            (Principal Executive Officer)


               *                     Executive Vice President and Chief
---------------------------------    Financial  Officer(Principal Financial and
       Robert C. Singer              Accounting Officer)


               *                     Director
---------------------------------
       James N. Alexander


               *                     Director
---------------------------------
       Michael F. Finley


               *                     Director
---------------------------------
       Steven B. Gruber


               *                     Director
---------------------------------
      James A. Flick Jr.


               *                     Director
---------------------------------
       James L. Singleton


/s/ Alan D. Wilson                   Director
---------------------------------
         Alan D. Wilson

          SIGNATURE                                    TITLES



/s/  Stephen A. Van Oss              Director
---------------------------------
        Stephen A. Van Oss

* Gerard E. Holthaus, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons, which were filed by the Registrant on Form S-8 (Registration No. 333-128457) and are hereby incorporated by reference.

         By:      /s/ Gerard E. Holthaus
                  ----------------------
                  Gerard E. Holthaus
                  Attorney-in-fact